                                                                       EXHIBIT 9

                               EXCELLENCE NESSUAH
                                LEGAL DEPARTMENT
                       Tal: 03-7538511     Fax: 037608497

                                November 29, 2009

To whom it may concern:

                   EXCELLENCE INVESTMENTS LTD ("THE COMPANY").

I hereby confirm that, in accordance with the resolutions of the Board of
Directors of the Company, the general signatory rights of the Company as of the date hereof, are as follows:

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NAME:                                  IDENTITY CARD:
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***                                    ***
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Mr. Gil Deutch                         ***
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Mr. David Baruch                       ***
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***                                    ***
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The joint signature of Two Persons of the mentioned above, when appearing with the rubber stamp seal of the Company or its printed name, shall bind the Company for all intents and purposes, without limitation of amount.

                                                      Sincerely,

                                                   /s/ Yael Ahi Dror
                                                   -----------------
                                                  Yael Ahi Dror, Adv.
                                             Legal& Regulation Department